EXHIBIT 10.12

              THE INSURED     PAUL  I. MANSUR

             POLICY OWNER     MANSUR INDUSTRIES INC

              FACE AMOUNT     $1,000,000

            POLICY NUMBER     J 96 010 417



                                      TERM INSURANCE POLICY


THE EQUIPMENT OF COLORADO, INC.

AGREES

        To pay the insurance benefits of this policy to the Beneficiary upon receiving proof that the Insured died before the Final Term Expiry Date; and

        To provide YOU (THE POLICY OWNER) with the other rights and benefits

  These agreements are subject to the provisions of this policy.

Ten Days to Examine Policy - If for any reason you are not satisfied with your policy, you may cancel it by returning the policy to us within 10 days after you receive it. If you do, we will refund the premium that was paid.

                            /s/ Samuel B. Shlesinger

      SAMUEL B. SHLESINGER, CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER

                               /s/ Linda Galasso

                            LINDA GALASSO, SECRETARY

Renewable Term Plan. Insurance payable upon death before Final Term Expiry Date. Renewable until Final Term Expiry Date shown on Page 3. RENEWAL PREMIUMS AFTER THE TENTH POLICY ANNIVERSARY MAY CHANGE SUBJECT TO GUARANTEED MAXIMUMS (SEE "PREMIUM CHANGES" ON PAGE 4). Premiums payable to Final Term Expiry Date or until earlier death.
Conversion Privilege. This is a non-participating policy.

CONTENTS

Insurance Benefits   2
Policy Owner and Beneficiary   4
Premiums  4
Conversion Privilege  5

General Provisions   6
Payment Options   6
Table of Guaranteed Payments   8



Any additional benefit riders and a copy of the application are at the back, of this policy.



IN THIS POLICY:

" We", "our" and "us" mean The Equitable of Colorado, Inc.

"You" and "your" mean the Owner of the policy at the time an Owner's right is exercised.



                               INSURANCE BENEFITS



We will pay the insurance benefits of this policy to the Beneficiary when we receive proof of the Insured's death.

These insurance benefits include the following amounts, which we will determine as of the date of the Insured's death:

   -  the Face Amount of this policy shown on Page 3;

   -  PLUS any other benefits due from riders to this policy;

   -  PLUS OR MINUS any adjustment for the last premium.

We will add interest to the resulting amount for the period from the date of death to the date of payment. We will compute the interest at a rate we determine, but not less than the greater of (a) the rate we are paying on the date of payment under the Deposit Option on Page 7; or (b) the rate required by any applicable law.

We will pay these benefits only if premiums have been paid as called for by this policy.

Payment of these benefits may also be affected by other provisions of this policy. See Page 6 where we specify our right to contest the policy, what happens if age or sex has been misstated, and the suicide exclusion. Special exclusions or limitations (if any) are listed on Page 3.

THE INSURED       PAUL I MANSUR
POLICY OWNER      MANSUR INDUSTRIES INC
FACE AMOUNT       $1,000,000
FINAL TERM
  EXPIRY DATE     MAY  3, 2046
POLICY MMBER      J  96  010  417
REGISTER DATE     MAY 3, 1996
DATE OF ISSUE     MAY 24, 1996
ISSUE AGE,SEX     45, MALE
BENEFICIARY       MANSUR INDUSTRIES


            ------------ BENEFITS AND PREMIUMS ------------
BENEFITS                    SEMI-ANNUAL PREMIUM                   PREMIUM PERIOD
LIFE INSURANCE                   $1,032.00                        10 YEARS


THE FIRST PREMIUM IS $1,032.00 AND IS DUE ON OR BEFORE DELIVERY OF THE POLICY. SUBSEQUENT PREMIUMS ARE DUE ON NOV 3, 1996 AND EVERY 6 MONTHS THEREAFTER.

             ----------- BENEFITS AND PREMIUMS ------------

RENEWAL                          SCHEDULED                          GUARANTEED
  DATE                            RENEWAL                        MAXIMUM RENEWAL
 MAY 3                            PREMIUM*                           PREMIUM
 2006                           $ 3,542.00                         $  7,312.00
 2007                             3,732.00                            8,012.00
 2008                             4,022.00                            8,732.00
 2009                             4,362.00                            9,502.00
 2010                             4,732.00                           10,332.00
 2011                             5,172.00                           11,252.00
 2012                             5,672.00                           12,282.00
 2013                             6,252.00                           13,442.00
 2014                             6,932.00                           14,762.00
 2015                             7,742.00                           16,242.00
 2016                             8,692.00                           17,852.00
 2017                             9,812.00                           19,022.00
 2018                            11,162.00                           20,202.00
 2019                            12,742.00                           21,392.00
 2020                            14,622.00                           22,612.00
 2021                            16,722.00                           23,942.00
 2022                            19,432.00                           26,162.00
 2023                            22,492.00                           30,212.00
 2024                            26,062.00                           34,212.00
 2025                            30,222.00                           38,602.00
 2026                            34,072.00                           42,582.00
 2027                            38,932.00                           48,662.00
 2028                            44,512.00                           55,622.00
 2029                            50,822.00                           63,522.00
 2030                            57,952.00                           72,442.00
 2031                            66,262.00                           82,822.00
 2032                            74,242.00                           92,802.00
 2033                            83,442.00                          104,302.00
 2034                            94,042.00                          117,552.00

                                     PAGE 3
                            (CONTINUED ON NEXT PAGE)

THIS PAGE 3-CONTINUED IS A PART OF POLICY NUMBER 96 010 417.

              ----------- SEMI-ANNUAL RENEWAL PREMIUMS ------------


RENEWAL                          SCHEDULED                          GUARANTEED
DATE                              RENEWAL                        MAXIMUM RENEWAL
MAY 3                             PREMIUM*                           PREMIUM
 2035                           105,892.00                          132,362.00
 2036                           118,852.00                          148,562.00
 2037                           124,952.00                          156,182.00
 2038                           146,012.00                          182,512.00
 2039                           159,732.00                          199,662.00
 2040                           173,832.00                          217,292.00
 2041                           188,232.00                          235,272.00
 2042                           206,152.00                          257,692.00
 2043                           225,602.00                          281,992.00
 2044                           246,762.00                          308,442.00
 2045                           277,752.00                          347,172.00

*SEE PREMIUM CHANGES-PAGE 4


                       PAGE 3-CONTINUED PAGE 3-CONTINUED

                THIS PAGE 3 - CONTINUED IS PART OF POLICY NUMBER

                        --------- ENDORSEMENT ---------

In the event you need.to present inquiries, obtain information about coverage or need assistance in resolving complaints about this policy, please contact your Agent. If you have additional .questions, you may contact The Equitable, The Equitable of Colorado or Equitable Variable at the following address and telephone number, The Equitable, The Equitable of Colorado or Equitable Variable, Charlotte Service Center, 6301 Morrison Boulevard, Charlotte, North Carolina 28211; Telephone: (800) 777-6510.

          Please have your policy number available for any inquiries.
S.33-59


                          NOTICE TO FLORIDA RESIDENTS



If the owner or insured, this policy is age 64 or older, under Florida Law, you may designate a secondary addressee to receive copies of notices. To request this, please send the name and address of the person you are designating to receive notices to our service center at the address shown above.


                               PAGE 3 - CONTINUED

                          POLICY OWNER AND BENEFICIARY

OWNER. The Owner of this policy is the insured unless otherwise stated in the application, or later changed. As Owner, you can exercise all the rights in this policy while the Insured is living. You do not need the consent of anyone who has policy a conditional or future ownership interest in this policy.

BENEFICIARY. The Beneficiary is as stated in the application, unless later changed. If two or more persons are named, those surviving the Insured will share equally unless otherwise stated.

We will pay any benefit for which there is no stated Beneficiary living at the death of the Insured to the children of the Insured who then survive, in equal shares. If none survive, we will pay the estate of the Insured.

CHANGES. While the Insured is living, you may change the Owner or Beneficiary by submitting written notice in a form satisfactory to us. You can get such a form from our agent or by writing to us. The change will take effect on the date you sip the notice, except that it will not apply to any payment we make or other action we take before we receive the notice in our Administrative Office. If you change the Beneficiary, any previous arrangement you made under the Payment Options provision on Page 6 is cancelled. You may choose a Payment Option for the new Beneficiary in accordance with that provision.


ASSIGNMENT. You may assign this policy, if we agree, but we will not be bound by an assignment unless we have received it in writing. Your rights and those of any other person referred to in this policy will be subject to the assignment. We assume no responsibility for the validity of any assignment. An absolute assignment will be considered as a change of ownership to the assignee.

                                    PREMIUMS

AMOUNTS AND DUE DATES. Page 3 shows the amounts and due dates of the premiums payable until the Final Term Expiry Date. It shows scheduled renewal premiums based on the initial rate scale; guaranteed maximum renewal premiums; and the premium due dates for renewal periods. For the first ten policy years, the premiums shown on Page 3 are level and guaranteed. Beginning with the eleventh policy year, scheduled renewal premiums are subject to change as stated in the Premium Changes section. Each premium is payable on or before its due date at our Home Office or premium collection office.

You may write and ask to change the frequency of premium payment. If we approve the change, the new premium will be determined on the rate scale for this policy.

GRACE PERIOD. We allow a grace period of 31 days for payment of each premium, after the first premium. The insurance will continue during the grace period.

LAPSE. If a premium is not paid by the end of its grace period, the policy will lapse as of the premium due date. If this occurs, all insurance ends at the end of the grace period.

PREMIUM CHANGES. Beginning with the eleventh policy year, we have the right to change the scheduled renewal premiums for the policy. We will send you written notice of any such change before the next premium payment is due. The scheduled premium for any policy year after the tenth policy anniversary may vary, but will never be more than the guaranteed maximum renewal premium shown on Page 3 for that year.

We will adjust the renewal premium only on a uniform basis for insureds of the same insurance age, sex and class of risk, whose policies have been in force for the same length of time. We will not change the premium or class of risk because of an adverse change in the Insured's health, occupation or avocation. We will base a premium change solely on future expectations as to mortality, investment earnings, persistency, taxes and expenses. Our procedures and standards for premium changes,are on file, as required, with the insurance supervisory official of the jurisdiction in which this policy is delivered.

REINSTATEMENT. You may reinstate this policy within five years after a lapse, but not later than the Final Term if: (1) you provide evidence of insurability satisfactory to us; and (2) you pay all overdue premiums with interest 6% per year compounded annually.

PREMIUM ADJUSTMENT. We will add to the insurance benefits any part of the last premium paid that applies to a period beyond the policy month in which the Insured dies. If the Insured dies during the grace period of an unpaid premium, we will deduct from the benefits the part of the overdue premium for one policy month. These are the adjustments for the last premium referred to on Page 2.

                              CONVERSION PRIVILEGE

You may exchange this policy on any premium due date on or before the fifth policy anniversary for a new policy on the life of the Insured without evidence of insurability: (1) if the day of the policy anniversary nearest the Insured's 75th birthday; and (2) if all premiums have been duly paid; and (3) if there is a Disability Premium Waiver rider in effect in this policy, the Insured is not totally disabled as defined in that rider. However, see the section "Conversion During Disability".

The Register Date of the new policy will be the date of exchange. Premiums for the new policy will be based on our rates in effect on that date. They will be for the Insured's then attained insurance age and for the same class of risk as for this policy. 'The first premium for the new policy must be paid on or within 31 days before the date of exchange.

THE NEW POLICY. The new policy will have an insurance amount equal to the amount of insurance in effect on this policy. Or, you may choose any lower amount allowed by our rules in effect on the date of exchange.

The new policy may be on any plan of insurance we offer on the date of exchange, subject to our rules then in effect as to plan, age and class of risk. You may not choose a policy of term insurance, one that includes term insurance, or one that pr6vides insurance on more than one life.

If additional benefit riders are in effect on this policy on the date of exchange, you may choose that the new policy contain similar riders subject to our rules in effect on its Register Date.

Except as to any additional benefit riders included in the new policy, the suicide exclusion and incontestability periods of the new policy will be determined from the date of issue of this policy instead of from the date of issue of the new policy.

CONVERSION DURING DISABILITY. We will issue a new policy with a Disability Premium Waiver rider in exchange for this policy on any policy anniversary you choose on or before the fifth policy anniversary provided (1) the date of exchange is before the policy anniversary nearest the Insured's 65th birthday;
(2) a Disability Premium Waiver rider is in effect in this policy on the date of exchange; and (3) the Insured is then totally disabled as defined in that rider.

The new policy will have an insurance amount equal to the amount of insurance in effect on this policy. It will be on a life insurance plan that we then issue, subject to our rules in effect on its Register Date as to plan. You may not choose a policy of term insurance, one that includes term insurance, or one that provides insurance on more than one life. Its Register Date will be the date of exchange. Premiums for the new policy will be based on our rates in effect on that date. They will be for the Insured's then attained insurance age and for the same class of risk as for this policy.

We will waive premiums for the new policy as stated in its Disability Premium Waiver rider while total disability continues. (We will not waive premiums on and after the policy anniversary nearest the Insured's 65th birthday for a total disability that began on or after the policy anniversary of this policy nearest the Insured's 60th birthday.)

                               GENERAL PROVISIONS

THE CONTRACT. We provide this insurance in consideration of payment of the required premiums. This policy and the attached copy of the application for it make up the entire contract.

The contract may not be modified, nor may any of our rights or requirements be waived, except in writing signed by our President or one of our Vice Presidents.

INCONTESTABILITY. We have the right to contest the validity of this policy based on material misstatements made in the application for this policy. However, we will not contest the validity of this policy after it has been in effect during the lifetime of the Insured for two years from the Date of Issue shown on Page
3. No statement shall be used to contest a claim unless contained in the application.

All statements made in the application are representations and not warranties.

See any additional benefit riders for modifications of this provision that apply to them.

AGE AND SEX. If the Insured's age or sex has been misstated, any benefits will be those that the premium paid would have purchased at the correct age and sex.

SUICIDE EXCLUSION. If the Insured commits suicide, while sane or insane, within two years after the Date of Issue shown on Page 3, our liability will be limited to the payment of a single sum equal to the premiums paid.

POLICY PERIODS AND SAREES. Policy years, policy months, policy anniversaries and premium periods are measured from the Register Date. Each policy month begins on the same day in each calendar month as in the Register Date.

POLICY CHANGES. You may change this policy to another plan of insurance or add additional benefit riders or make other changes, subject to our rules at the time of change.

                                PAYMENT OPTIONS

Instead of having the insurance benefits paid immediately in one sum, you can choose another form of payment for all or part of the benefit. If you do not arrange for this before the Insured dies, the Beneficiary will have this right when the Insured dies. Arrangements you make, however, cannot be changed by the Beneficiary after the Imured's death.

The options are:

1. DEPOSIT OPTION: The sum is left on deposit for a period mutually agreed upon. We pay interest at the end of every month, every 3 months, every 6 months or every 12 months, as chosen.

2.    INSTALLMENT OPTIONS:

      A. FIXED PERIOD: We pay the sum in equal installments for a specified number of years (not more than 30). The installments will be at least those shown in the Table of Guaranteed Payments on Page 8.
      B. FIXED AMOUNT: We pay the sum in installments as mutually agreed upon until it, together with interest on the unpaid balance, is used up.

3.    LIFE INCOME OPTIONS:

      We pay the sum as a monthly income for life in an amount we determine. The amount of the monthly payment will be at least that shown in the Table of Guaranteed Payments on Page 8. We guarantee payments for life and in any event for 10 years (called "10 Years Certain"), 20 years (called "20 Years Certain"), or until the payments we make equal the amount applied (called "Refund Certain"), according to the "certain" period chosen.


      available at the time of the Insured's death.

We guarantee interest 2 1/2% a year. We may raise the guaranteed rates. We may also allow excess interest under Options 1 and 2.

The payee under an option may name and change a successor payee for any amount we would otherwise pay the payee's estate.

Any arrangements involving more than one of the options, or a payee who is not a natural person (for example, a corporation) or who is a fiduciary, must have our approval. Also, details of all arrangements will be subject to our rules at the time the arrangement takes effect. These include rules on: the minimum amount we will apply under an option and minimum amounts for installment payments; withdrawal or commutation rights; naming payees and successor payees; and proving age and survival.

Choices (or any later changes) under these options will be made and will take effect in the same way as a change of Beneficiary. Amounts applied under these options will not be subject to the claims of creditors or to legal process, to the extent permitted by law.

                         ACCELERATED DEATH BENEFIT RIDER

DISCLOSURE. The receipt of thc Benefit Amount may be taxable. You should seek assistance from tax advisor prior to electing the benefit.

IN THIS RIDER "WE", "OUR' AND "US" MEAN THE EQUITABLE OF COLORADO, INC. "YOU" MEANS THE OWNER OF THE POLICY AT THE TIME AN OWNER'S RIGHT IS EXERCISED. 'THIS POLICY' MEANS THE POLICY TO WHICH ATTACHED.

POLICY NUMBER.- 9 6 0 1 0 4 1

THIS RIDER'S BENEFIT. We will pay an accelerated death benefit in the amount requested by the Owner, if the Insured is terminally ill, subject to the provisions of this rider. We will pay an accelerated death benefit under this policy only once and in one lump sum.

The maximum accelerated death benefit you may receive is the lesser of:

      1. 75% of the death benefit payable under this policy, less any policy loan and loan interest, and

      2.   $500,000.

The maximum aggregate amount of Accelerated Death Benefit payments that will be paid under all policies issued by us on the life of the Insured is $500,000.

For purposes of this benefit, the death benefit does not include any accidental death benefits, non-convertible term riders or convertible term riders not in their conversion period or any benefits payable because of the death of any person other than the Insured.

There is no premium or cost of insurance charge for this rider.

We reserve the right to deduct a processing charge of up to $250.00 per policy from the accelerated death benefit payment.

We reserve the right to set a minimum of $5,000 on the amount you may receive under this rider.

To be eligible for this benefit you must provide satisfactory evidence to us that the Insured's life expectancy is six months or less. This evidence must include, but is not limited to, certification by a physician licensed to practice medicine in the United States or Canada and who is acting within the scope of such license. A physician does not include the Owner, the Inured or a member of either's family.

HOW THIS RIDER RELATES TO THE POLICY. This rider is a part of the policy. Its benefits are subject to all the terms of this rider and the policy. This rider has no cash or loan value. This rider is non-participating.

INTEREST. Interest will be charged go the amount of the Accelerated Death Benefit and on any unpaid premium we advance after the payment of, an Accelerated Death Benefit. The interest rate at the time the Accelerated Death Benefit payment is made, will not exceed the greater of the following on such date:

      1.   the yield on a 90-day treasury bill; or

      2. the maximum adjustable policy loan interest rate permitted in the state in which this policy is delivered.

Effect Of Accelerated Death Benefit Payment On The Policv. The Accelerated Death Benefit payment, plus any accrued interest will be treated as a lien against the policy values. The amount of the lien will be pro-rated against the policy's net cash surrender value, if any, and the net amount at risk. (The net amount at risk is defined as the death benefit of the policy minus the cash surrender value, if any.) The amount payable at death under the policy will be reduced by the full amount of the lien and any other indebtedness outstanding under policy. The Owner's access to the policy's cash surrender value of the lien secured against the cash surrender value and any other outstanding policy loans and loan interest.

If premiums are required to be paid under the policy, they will continue to be due after the payment of the is not paid when due, the amount of the unpaid premium will be added to the lien.

If a Disability Premium Waiver Rider is in effect under the policy, this policy's premiums will be waived as of the date we approve an Accelerated Death Benefit a payment.

RIDER LIMITATIONS. Your right be paid under the Accelerated Death Benefit Rider is subject to the following conditions:

      1.   The policy must be in force other than as extended term insurance.

      2. For term insurance policies, there must be at least one year left before the final term expiry date.

      3. You must make a claim in writing in a form that is satisfactory to us.

      4. If the policy is collaterally assigned, except to us as security for a policy loan or an Accelerated Death Benefit lien, we must receive a full release of this assignment for the election of this benefit.

      5. An Accelerated Death Benefit payment must be approved in writing by any irrevocable beneficiary.

      6. For joint last to die po4cles, a claim may be made under the rider only after the death of the first of the Insureds to die.

      7. You may not be eligibli6 for the Accelerated Death Benefit if we are notified that:

           a) you are required by law to elect this rider's benefit in order to meet the claims of creditors, whether in bankruptcy or otherwise; or

           b) you are required by a government agency to elect this rider's benefit in order to apply for, obtain. or keep a government benefit or entitlement.

      8. You may request only one Accelerated Death Benefit Amount to be paid per policy.

      9. We may require examination of the Insured by our medical representatives at our expense as part of any proof to establish eligibity for benefits under this rider.

WHEN THIS RIDER WILL TERMINATE. You may terminate this rider by asking us in writing in a form satisfactory to us and by sending the rider to our Administrative Office. The effective date of the termination will be the beginning of the policy month which coincides with or next follows the date we receive your request. Once this rider has been terminated, another Accelerated Death Benefit Rider cannot be attached to the policy.

This rider will terminate when the policy terminates. If at any time the amount of the lien equals the total death benefit the policy will terminate. Termination will occur 31 days after we have mailed notice to the last known address of the Owner, unless the full amount of the lien is repaid within 31 days of the notice.



                        THE EQUITABLE OF COLORADO., INC.

/s/ LINDA GALASSO                               /s/  SAMUEL B. SHLESINGER

Linda Galasso, Secretary                       Samuel B. Shiesinger, Chairman,
                                             President & Chief Executive Officer

                     Application Part I For Life Insurance

                         THE EQUITABLE OF.COLORAD0, INC.

1.    PROPOSED INSURED  a. Printe name to appear on policy.
      PaulI.            I.                   Mansur
      First        Middle Initial            Last
          _X_Mr.    __Miss    __Ms.    __Other Title_________
a. List all current occupations - Give Title(s) and Duties C.E.O. - Executive Duties
d.    Date of Birth:  Mo   01       Day  12       Yr.  51
e.    Age Nearest Birthday:  45
f.    Place of Birth:      State of Florida
g.    Residence:           State of Florida
h.    U.S. Citizen?        _X_Yes   _____No

          (If  "No," Country_________________)
i.    _X_Male               ___Female
2.    PLAN                 AMOUNT OF INSURANCE
      Term 10                    $1,000,000

3.    OPTIONAL BENEFITS
     ___Accidental Death Benefit* (Specify Amount):
     ___Disability Premium Waiver*
     ___Automatic Premium Loan (Not for Term policies)
     ___Increasing Term Rider
     ___One Time Additional Premium of $______ for Additional Death Benefit
     ___Recurring Additional Premium of $______ for Additional Death Benefit

     *See limitations in item 9.d.

4. BENEFICIARY for Insurance on Proposed Insured. Include Full Name and Relationship Insured. Mansur Industries, Inc. - Employer

      Unless otherwise requested, the contingent beneficiary will be the surviving children of the Insured, in equal shares. If none survive, payment will be made to the Insured's estate.

5.    OWNER Owner's Soc. Sec. Or Tax No.                  6 5 0 2 2 6 8 1 3
      The Owner is ____Proposed Insured
      ___Applicant for Child (See 9.c.)
      _X_Other (Give Full Name):   Mansur Industries, Inc.
      If "Other," complete the following:
      ___Mr.     ___Miss    ___Mrs.    ___Ms.    ___Other Title_______
      Relationship to Insured:   Employer
      Specify a successor Owner if desired____________________

      If the Proposed Insured or the Applicant for a Child is not the Owner and if all persons designated die before the Insured, the Owner will be the estate of the last of such persons to die except where the Insured is a Child (see Note in 9.c.).

6.    MAILING ADDRESS  ___Business (Give Full Name)  ___Residence
      Mansur Industries, Inc.
      (Name)
      8425         SW 129 Terrace
      (No.)        (Street)                  (Apt.)
      Miami        FL
      (City)       (State)
      331566519
      (Zip)

7.    PREMIUM PAYMENT PLAN
      ___Annual             _X_Semi-Annual   ___Quarterly
      ___Monthly   ___System-Matic(Attach S-M Form)

8.    SPECIAL INSTRUCTIONS
a.    ___Preliminary Term to:       Mo____Day____Yr.____
b.    ___Date to save insurance age:___________________
c.    Other:

9.    COMPLETE IF PROPOSED INSURED IS A CHILD (ISSUE AGES 0-14).

a. Will there be more life insurance in effect on the Child than any other child in the family?

      ___Yes                ___No

      If Yes, explain:

b.    APPLICANT-COMPLETE IF OTHER THAN CHILD.


      i.   First Name       Middle Initial            Last Name

     ii.  ___Mr.      ___Miss    ___Mrs.    ___Ms.

          ___Other Title___________________________

    iii.  Date of Birth ___________________________19______
                       Month          Day           Year
     iv.  ___Male          ___Female

      v.  Relationship to Child:__________________
     vi.  Total Life Insurance now in effect:
                                    $------------------------

c. OWNER. If the Applicant is to be the Owner, after the Applicant's death the Child will be the owner unless otherwise designated in Special Instructions (in any such designation include OWNER'S FULL NAME, RELATIONSHIP to Child, and Social Security or Tax Number). NOTE: CONSIDER DESIGNATING AN ADULT SECONDARY OWNER TO REDUCE THE CHANCE OF A MINOR CHILD BECOMING THE OWNER. F ALL PERSONS DESIGNATED DIE BEFORE THE CHILD, THE OWNER WILL BE THE CHILD.

d. LIMITATIONS ON CHILD'S ADB AND DPW BENEFITS. If the Accidental Death Benefit is applied for on the Child, the benefit is payable only if the Child dies after the Child's first birthday.

     If the Disability Premium Waiver Benefit applied for on the Child, the benefit is effective only if the Child becomes totally disabled on or after the Child's 5th birthday.

     /s/ IAN J. SCHARF           IAN J. SCHARF              319-50-226
           Agent's Name        Agent's Signature       Florida License Number

10.  OTHER INFORMATION - Has the Proposed Insured:
a. Ever had a driver's license suspended or revoked or, within the last three years, been convicted of two or more moving violations or driving under the influence of alcohol or drugs? (Give full details - including dates, types of violation, and reason for license suspension or violation.)
     _____Yes                       __X_No
b.    Any plan to travel or reside outside the U.S.?
     _____Yes                       __X_No
c.    Any other life insurance now in effect or application now pending?
     (State companies and amounts.)
     __X_Yes                        ____No
d.    Been disabled for 2 weeks or more within the last 2 years?
     _____Yes                       __X_No
11.
a.   In the last year flown other than as a passenger or plan to do so?
     _____Yes                       __X_No
     If "Yes:" Total flying time at present_____________Hours;
     Last 12mos._____Hours;         Next 12 mos._____Est. Hours.
     (Complete Aviation Supplement for pilot instruction; competitive, test, stunt or military flying; or crop dusting.)
b.   Engaged within the last year,
     or any plan to engage in motor racing on land or water, underwater diving, sky diving, ballooning, hang-gliding, parachuting or flying ultra-light aircraft? (If Yes, complete Avocation Supplement.)
     _____Yes __X_No
c. Ever had an application for life or health insurance declined, that required an extra premium or was otherwise modified? (Give full details.) _____Yes __X_No
d. Replaced or changed any existing insurance or annuity (or any plan to do so) assuming the insurance applied for will be issued? (State companies, plans and amounts.)
     _____Yes __X_No
     Answer Questions 12 through 16 only if Non-Member. 12. Proposed Insured:
     Height_____ Ft.___ In.___
     Weight______lbs.
     Has the Proposed Insured:
13a. Ever had or been treated for heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor, cancer, respiratory or neurological disorder? (Give full details.)
     _____Yes ____No
b. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical check-ups in the last 2 years. Do not include colds, minor injuries, or normal pregnancy.) (Give full details.)
     _____Yes ____No
14.  In the last 12 months:
a.   Smoked cigarettes?
     _____Yes __X_No
b.   Used any other form to tobacco? (Give full details.)
     _____Yes __X_No
15.  In the last 10 years:
a. Used, except as legally prescribed by a physician, tranquilizers; barbiturates or other sedatives; marijuana, cocaine, hallucinogens or other mood-altering drugs; heroin, medthdone or other narcotics; maphetamines or other stimulants, or any other illegal or controlled substances?
     _____Yes ____No
b.   Received counseling or treatment regarding the use of alcohol or drugs:
     _____Yes ____No
16.  In the last 10 years, been:
a.   Diagnosed by a member of the medical profession as having Acquired
     Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC)?
     _____Yes ____No
b.   Treated by a member of the medical profession for AIDS or ARC?
     _____Yes ____No
17. DETAILS. For each answer give Question number and full details. FOR 13 THROUGH 16 ALSO INCLUDE CONDITIONS, DATES, DURATIONS, TREATMENTS AND RESULTS, AND NAMES AND ADDRESSES OF PHYSICIANS AND MEDICAL FACILITIES.
     No. Name of Person Affected Details 10C Paul Has Life of Virginia - $25,000 Face - Not Replacing ---- Paul Issue with Living Benefits Rider. I have received Living Benefits Rider Brochure 94-03. Paul Mansur SS# ###-##-####

     ------------------------------------------------------------------------
                                                           Any Person who
                                                           knowlingly and with
                                                           intent to injure,
                                                           defraud, or deceive
                                                           any insurer files a
                                                           statement of claim or
                                                           an application
                                                           containing any false,
                                                           incomplete, or
                                                           misleading
                                                           information is guilty
                                                           of a felony of the
                                                           third degree.
18.  COMPLETE IF MONEY IS PAID BEFORE THE POLICY IS DELIVERED:
     Have undersigned read and do they agree to the conditions of the Temporary Insurance Agreement of The Equitable of Colorado, Inc., including (I) the requirement that all of the conditions in that Agreement must be met before any temporary insurance takes effect, and (ii) the $250,000 insurance amount limitation? __X_Yes ____No (IF "NO," OR IF ANY PERSON PROPOSED FOR INSURANCE HAS HAD ACQUIRED IMMUNE DEFICIENCY SYNDROME (AIDS) OR AIDS-RELATED COMPLEX (ARC) WITHIN THE LAST 10 YEARS OR HAD CANCER, A STROKE OR A HEART ATTACK WITHIN THE LAST YEAR, A PREMIUM MAY NOT BE PAID BEFORE THE POLICY IS DELIVERED.)
     __X_AMOUNT PAID: $1,372.00. (DRAW CHECKS TO ORDER OF THE EQUITABLE OF COLORADO, INC.)
19.  SOCIAL SECURITY OR TAX I.D. NUMBER CERTIFICATION
     I, the proposed policy owner(s), cerify under penalties of perjury that (i) the number(s) shown in Question 5 of this form is my (our) correct taxpayer identification number, and (ii) I ____am _X_am not subject to a backup withholding order issued by the IRS.
     In this agreement, "we" and "our" mean The Equitable of Colorado, Inc. AGREEMENT. Each signer of this application agrees that:

     (1) The statements and answers in all parts of this application are true and complete to the best of my knowledge and belief. We may rely on them in acting on this application.
     (2) Our Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect, if money is paid before the policy is delivered.
     (3) Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid while the Proposed Insured is living; and (b) unless to the best of my knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid.
(4) No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any of our rights or requirements. We shall not be bound by any information unless it is stated in application Part 1 or Part 2.

Date at MIAMI_________FLORIDA on 04-29   1996

X_/S/__PAUL I. MANSUR
Signature of Proposed Insured or of Applicant if Proposed Insured is a Child, Issue Age 0-14.

X_/S/__PIERRE G. MANSUR______PRESIDENT - MANSUR INDUSTRIES, INC.
Signature(s) of Purchaser/Owner if not Proposed Insured or Applicant. (If corp., show firm's name and signature of authorized officer.)

SIGNATURE OF AGENT /s/  IAN J. SCHARF

                          LARGE AMOUNT SUPPLEMENT TO:
         _____THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
         _____EQUITABLE VARIABLE LIFE INSURANCE COMPANY
         __X__THE EQUITABLE OF COLORADO, INC.

INSTRUCTIONS: Complete Section I AND Section(s) (Personal Insurance) or III (Business Insurance).

PROPOSED INSURED'S
NAME_____PAUL_____I._____MANSUR  ASU (Alpha)/App.No.________547_________
         First    Middle Last

                         SECTION I - GENERAL INFORMATION
                           (Complete in all instances)
A.  INSURANCE IN FORCE (All Companies)  B. INSURANCE APPLIED FOR (All Companies)
         PURPOSE           FACE AMOUNT          FACE AMOUNT
         Personal $250,000                  $0
         Business $0                        $1,000,000 - THIS ONE
         Total in Force    $250,000         Amount applied for elsewhere is
                                              ___competitive  _X_additional.

C.  FINANCIAL INFORMATION:

    1. Income:
       Gross Annual Compensation:
       (e.g. Salary, Commissions, Bonuses,etc.)    $100,000         $100,000
                                                (Current Rate)   (Current Rate)
       Gross Annual Investment and Other Income:
               (e.g. Dividends, Interest, Net Real Estate Income, etc.)
                                                   $0               $0
                                                (Past 12 months) (Preceding 12
                                                                       months)
       Total Cash Income before taxes              $100,000         $100,000


    2. Net Personal Worth:                        CURRENT

                                   Assets:      $2,000,000
        Liabilities (including mortgages):      $   30,000
                                Net Worth:      $1,970,000


                         SECTION II - PERSONAL INSURANCE
             (Complete only when applying for Personal Insurance)

         PURPOSE: (Check appropriate box(es) and answer all supplemental questions.)
         ___Family Income ___Education Fund ___Gift ___Mortgage Protection
         ___Personal Loan Collateral (other than mortgage protection):
               Answer supplemental questions under Business Loan Collateral in
               Section III, C3.
         ___Estate Settlement

               Taxable Estate $_______________
               Estimated Settlement Costs (taxes and administration expenses)
                               $_____________________
               Total Liquid Assets $______________________
         ___Other (specify)________________________

The above statements and answers are true and complete to the best of my knowledge and belief. I agree that such statements and answers shall be made part of the application for insurance or request for policy or reinstatement, as the case may be. The Insurer may rely on them in acting on this application.

Dated____________________ on ____4/29_____  1996

/s/  PAUL I. MANSUR
Signature of Proposed Insured, or Applicant if Proposed Insured is a Child

Witnessed by:______________________________________
                                       Signature of Agent

APPLICATION PART 2 TO:
               ___THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
               ___EQUITABLE VARIABLE LIFE INSURANCE COMPANY
               ___THE EQUITABLE OF COLORADO, INC.

PARAMEDICAL    Reason for submission of this form:
               ___New Policy___Policy Change    ___Reinstatement

1.
a.    Proposed Insured     First Name       Middle Initial    Last Name
       (PLEASE PRINT)      Paul             I.                Mansur
b.    Height:     _5_ft._8_in.
c.    Weight:     175 lbs.
d.    Birth Date:          Mo. __01__Day_12__Yr._51_
e.    ____Male             ____Female

2.
a.    Name and address of personal physician (or medical facility instead):
      (IF NONE, SO STATE):
      Sharon Rodriquez, MD, 1150 Campo Sano Avenue, Suite 410,
      Coral Gables, FL  33146  Telephone:  668-2181
b.    Date and reason last consulted if within the last 5 years:
      03-1996     Regular check-up
c.    What treatment was given or recommended? (IF NONE, SO STATE):
      Monopril  20 mg. And Zocot  10 mg.

(For all "Yes" answers to Questions 3-9, circle items that apply.)
3.    Has Proposed Insured
      ever had or been treated for:               YES              NO
a.    Disease or disorder of
      eyes, ears, nose or throat?                                  X
b.    Dizziness, fainting, convulsions,
      paralysis or stroke; psychiatric,
      psychological or emotional disturbance;
      mental or nervous disease or disorder?                       X
c.    Shortness of breath; blood spitting;
      bronchitis, asthma, emphysema, tubercuosis
      or other chronic respiratory
      disease or disorder?                                         X
d.    Chest pain, palpitation, HIGH BLOOD
      PRESSURE, rheumatic fever, heart murmur,
      heart attack or other disease or
      disorder of the heart or blood vessels?        X
e.    Ulcer, hernia, colitis, intestinal bleeding;
      jaundice, hemorrhoids, or other disease or
      disorder of the stomach, intestines,
      liver or gallbladder?                                        X
f.    Sugar, albumin, BLOOD or pus in urine,
      stone or other disease or disorder of
      kidney or bladder?                           X
g.    Diabetes; cyst, tumor, or cancer; thyroid
      or glandular disorder; skin disease or disorder?             X
h.    Neuritis, arthiritis, gout, or disease or
      disorder of the muscles or bones,
      including the back, or joints?                               X
i.    Deformity, lameness or amputation?                           X
j.    Allergies; anemia; other blood or
      lymph disease
      or disease?
k.    Disorder of protate, reproductive organs,
      breasts, menstruation or pregnancy?                          X
4.    Is Proposed Insured now under observation
      or taking treatment?
                                                    X
5.    Has Proposed Insured, within the last 10 years, been:
a.    Diagnosed by a member of the medical profession as
      having Acquired Immune Deficiency Syndrome (AIDS)
      or AIDS-Related Complex (ARC)?                               X
b. Treated by a member of the medical profession for AIDS or ARC?

6.    Has Proposed Insured, within the last 10 years:
a.    used, except as legally prescribed by a
      physician, tranquilizers; barbiturates
      or other sedatives; marijuana, cocaine,
      hallucinogens or other mood-altering drugs;
      heroin, methadone or other narcotics;
      amphetamines or other stimulants; or any
      other illegal or controlled substances:                      X
b.    Received counseling or treatment
      regarding the use of alcohol or drugs?                       X

7.    Has Proposed Insured's weight changed by
      more than ? pounds in the last 6 months?                     X

8.    Other than as stated in answers to
      Questions 2-6, has Proposed
      Insured within the last 5 years:
a.    Consulted or been examined or treated
      by any physician or pracitioner?                             X
b.    Had any illness, injury, or surgery?
c.    Been a patient in or been examined or
      treated at a hospital, clinic,
      sanatorium, or other diagnostic test?                        X
d.    Had electrocardiogram, X-ray, other
      diagnostic test?                              X
e.    Been advised to have any diagnostic test,
      hospitalization, treatment or surgery
      which was not completed?                                     X

9.    has Proposed Insured, within the last 12 months:
a.    Smoked cigarettes?
b.    used any other form of tobacco?
      (Give full details.)                                         X

10.  Family History     Age if Living     Cause of Death         Age at Death
Father                                     Heart Attack              44
Mother                                     Cancer                    69
Brothers/Sisters            44

DETAILS FOR "YES" ANSWERS. Include: i. Question Number. ii. Diagnosis and Treatment. iii. Results. iv. Dates and Duration. v. Names and Addresses of all attending physicians and medical facilities. (If additional space is needed, please attach a separate sheet, dated, signed and witnessed as below.)

F.    Barbara A. Monlford MD
      7150 W. 20 Ave., Suite 610
      Hialeah, FL  33016
      Phone:  558-6518

      06-1995               Blood in Urine (Mieroscopic).

4     Refer to 2C

The above statements and answers are true and complete to the best of my knowledge and belief, I agree that such statements and answers shall be part of the application for insurance or request for policy change or reinstatement, as the case may be. The insurer may rely on them in acting on the application or making the policy change or reinstatement.

Dated at __MIAMI___FL___on__05___03___1996      /s/  PAUL I. MANSUR
           City    State    Mo.  Day  Yr.       Signature of Proposed Insured

Witness (MUST BE EXAMINED)    /s/     illiegible

                          TABLE OF GUARANTEED PAYMENTS
                    (MINIMUM AMOUNT FOR EACH $1,000 APPLIED)


         Option 2A                                                                    Option 3
  FIXED PERIOD INSTALLMENTS                                                   MONTHLY LIFE INCOME


  Number                                                        10 Years Certain          20 Years Certain     Refund Certain
  of Years'        Monthly                  Annual
Installments     Installment        Installment      Age        Male        Female         Male     Female      Male    Female
       1                 $84.28        $1000.00       50       $3.48         $3.19        $3.42      $3.17     $3.37     $3.14
       2                  42.66          506.17       51        3.54          3.23         3.47       3.21      3.42      3.17
       3                  28.79          341.60       52        3.59          3.28         3.51       3.25      3.46      3.21
       4                  21.86          259.33       53        3.65          3.32         3.56       3.29      3.51      3.25
       5                  17.70          210.00       54        3.70          3.37         3.61       3.33      3.56      3.29
       6                  14.93          177.12       55        3.77          3.42         3.66       3.37      3.61      3.34
       7                  12.95          153.65       56        3.83          3.47         3.72       3.42      3.67      3.38
       8                  11.47          136.07       57        3.90          3.58         3.83       3.52      3.78      3.48
       9                   9.39          122.40       58        3.97          3.58         3.83       3.52      3.78      3.48
      10                   9.39          111.47       59        4.04          3.64         3.88       3.57      3.84      3.53
      11                   8.64          102.54       60        4.12          3.70         3.94       3.62      3.90      3.58
      12                   8.02           95.11       61        4.20          3.76         4.00       3.68      3.97      3.64
      13                   7.49           88.83       62        4.29          3.83         4.06       3.74      4.04      3.69
      14                   7.03           83.45       63        4.38          3.90         4.12       3.79      4.11      3.75
      15                   6.64           78.80       64        4.48          3.98         4.18       3.85      4.19      3.82
      16                   6.30           74.73       65        4.58          4.06         4.25       3.92      4.26      3.88
      17                   6.00           71.15       66        4.68          4.14         4.31       3.98      4.35      3.95
      18                   5.73           67.97       67        4.79          4.23         4.37       4.04      4.43      4.02
      19                   5.49           65.13       68        4.90          4.32         4.43       4.11      4.52      4.10
      20                   5.27           62.58       69        5.02          4.42         4.50       4.18      4.62      4.18
      21                   5.08           60.28       70        5.14          4.52         4.56       4.25      4.71      4.26
      22                   4.90           58.19       71        5.26          4.63         4.62       4.31      4.82      4.35
      23                   4.74           56.29       72        5.39          4.75         4.67       4.38      4.92      4.44
      24                   4.60           54.55       73        5.52          4.87         4.73       4.45      5.03      4.53
      25                   4.46           52.95       74        5.66          4.99         4.78       4.51      5.14      4.63
      26                   4.34           51.48       75        5.80          5.12         4.83       4.58      5.27      4.74
      27                   4.22           50.12       76        5.95          5.26         4.88       4.64      5.39      4.84
      28                   4.12           48.87       77        6.10          5.40         4.93       4.70      5.53      4.96
      29                   4.02           47.70       78        6.25          5.55         4.97       4.75      5.66      5.08
      30                   3.93           46.61       79        6.40          5.70         5.01       4.80      5.80      5.20
                                                      80        6.56          5.85         5.04       4.86      5.96      5.33
                                                      81        6.72           .01         5.08       4.90      6.11      5.45
                                                      82        6.88          6.18         5.11       4.95      6.27      5.60
                                                      83        7.04          6.34         5.13       4.99      6.43      5.73
                                                      84        7.20          6.51         5.16       5.03      6.62      5.89
                                                   85 & over    7.36          6.67         5.18       5.07      6.81      6.04


If installments are paid every 3 months, they will be 25.23% of the annual installments. If they are paid every 6 months, they will be 50.31% of the annual installments. Amounts for Monthly Life Income are based on age nearest birthday when income starts. Amounts for ages not shown will be furnished on request.

TERM INSURANCE POLICY

The Equitable of Colorado, Inc.

370 17th Street, Suite 4950, Denver, CO  80202

Renewable Term Plan. Insurance payable upon death before Final Term Expiry Date. Renewable until Final Term Expiry Date shown on Page 3. Renewal premiums after the tenth policy anniversary may change subject to guaranteed maximums (see "Premium Changes" on Page 4). Premiums payable to Final Term Expiry Date or until earlier death. Conversion Privilege. This is a non-participating policy.

No. CO106-94